CHANGED
SEP 11 1996
SUPERIOR COURT
SPOKANE COUNTY, WN

SUPERIOR COURT OF WASHINGTON FOR SPOKANE COUNTY

In the Matter of BUTTE HIGHLANDS MINING COMPANY, qualified to do business in Washington.	NO. 96-204840-7 ORDER REGARDING SPECIAL MEETING

THIS MATTER having come before this court on Butte Highlands Mining Company's Motion, the Company appearing through its attorneys, Randall & Danskin, P.S., and the court having considered the Affidavit of Counsel and the records and files herein, IT IS HEREBY ORDERED, ADJUDGED AND DECREED,

That James A. Fish is appointed as trustee to represent and vote for missing shareholders of record at the special meeting of the Butte Highlands Mining Company to be held on Friday, September 20, 1996, at 7:00 p.m. at North 5005 Keller Road, Spokane, Washington.

DONE in open court this 11th day of September, 1996.

ROBERT SCANLON
COMMISSIONER PRO TEM

Court Commissioner/Clerk

RANDALL & DANSKIN, P.S.
ATTORNEYS AND COUNSELORS
1500 SEAFIRST FINANCIAL CENTER
601 WEST RIVERSIDE AVENUE
SPOKANE, WASHINGTON 99201-0653
(509) 747-2052

Presented by:

RANDALL & DANSKIN, P.S.

TIMOTHY C. KRSUL, WSBA #24101
Attorneys for Butte Highlands
Mining Company

RANDALL & DANSKIN, P.S.
ATTORNEYS AND COUNSELORS
1500 SEAFIRST FINANCIAL CENTER
601 WEST RIVERSIDE AVENUE
SPOKANE, WASHINGTON 99201-0653
(509) 747-2052